Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Jacksonville Bancorp, Inc. (“Company”) on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard A. Foss, President and Chief Executive Officer and I, Diana S. Tone, Chief Financial Officer of the Company certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

11/07/2008	/s/ Richard A. Foss
Date	Richard A. Foss
President and Chief Executive Officer

11/07/2008	/s/ Diana S. Tone
Date	Diana S. Tone
Chief Financial Officer